EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-197517) of KB Home,

(2)
Registration Statement (Form S-8 No. 333-129273) pertaining to the KB Home 1988 Employee Stock Plan, the KB Home 1998 Stock Incentive Plan, the KB Home Performance-Based Incentive Plan for Senior Management, the KB Home Non-Employee Directors Stock Plan, the KB Home 401(k) Savings Plan, the KB Home 1999 Incentive Plan, the KB Home 2001 Stock Incentive Plan, certain stock grants and the resale of certain shares by officers of the Company,

(3)	Registration Statement (Form S-8 No. 333-168179) pertaining to the KB Home 401(k) Savings Plan,

(4)	Registration Statements (Form S-8 No. 333-168181 and Form S-8 No. 333-175601) pertaining to the KB Home 2010 Equity Incentive Plan, and

(5)
Registration Statement (Form S-8 No. 333-197521) pertaining to the KB Home 2014 Equity Incentive Plan, the Third Amended and Restated Non-Employee Directors Compensation Plan, and the KB Home 401(k) Savings Plan;

of our reports dated January 21, 2015 with respect to the consolidated financial statements of KB Home, and the effectiveness of internal control over financial reporting of KB Home, included in this Annual Report (Form 10-K) for the year ended November 30, 2014.

Los Angeles, California
January 21, 2015